Exhibit 3.1

P. H. GLATFELTER COMPANY

RESTATED ARTICLES OF INCORPORATION

(as amended through December 2007)

     1. The name of the corporation is

                            P. H. GLATFELTER COMPANY

     2. The location and post office address of its registered office in this Commonwealth is 96 South George Street, Suite 520, York, PA 17401 in York County, Pennsylvania.

     3. The purpose or purposes for which the corporation is organized are to acquire by purchase, or otherwise, own, buy, sell and deal in standing timber lands, and to buy, cut, haul, drive and sell timber and logs, and to saw and otherwise work the same, and to buy, manufacture and sell lumber, bark, wood, pulp and all products made therefrom; to manufacture, produce, purchase, sell and deal in any and all kinds of papers, and in all ingredients, products and compounds thereof, and in any and all materials that now are or hereafter may be used in or in connection with such manufacture, including the manufacture of wood pulp and any other fibre; and to engage in, and to do, any other lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania, including, but not limited to, manufacturing, processing, owning, using and dealing in personal property of every class and description, engaging in research and development, furnishing services, and acquiring, owning, using and disposing of real property of any nature whatsoever.

     4. The term for which the corporation is to exist is perpetual.

     5. The aggregate number of shares which the corporation (hereinafter referred to as the "Company") has authority to issue is 120,040,000 shares divided into two classes consisting of (a) 40,000 shares of Preferred Stock of the par value of $50 each; and (b) 120,000,000 shares of Common Stock of the par value of $.01 each. Each share of Common Stock of the par value of $.01 each which is issued and outstanding when this provision becomes effective, including each share owned by the Company, shall be reclassified as two fully paid and non-assessable shares of Common Stock of the par value of $.01 each, which shall be included in the 120,000,000 shares of Common Stock herein authorized. Any or all classes and series of shares, or any part thereof, may be represented by certificates or may be uncertificated shares, provided, however, that any shares represented by a certificate that are issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the classes of stock of the Company which are fixed by the Articles of Incorporation, and the express grant of authority to the Board of Directors of the Company (hereinafter referred to as the "Board of Directors") to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of Preferred Stock, which are not fixed by the Articles of Incorporation, are as follows:

PREFERRED STOCK

     1. The Preferred Stock may be issued at any time or from time to time in any amount, not exceeding in the aggregate the total number of shares of Preferred Stock hereinabove authorized, as Preferred Stock of one or more series, as hereinafter provided, and for such lawful consideration as shall be fixed from time to time by the Board of Directors. All shares of any one series of Preferred Stock shall be alike in every particular, each series of Preferred Stock shall be distinctively designated by letter or descriptive words, and all series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article.

     2. To the extent that this Article does not establish series of Preferred Stock and fix and determine the variations in the relative rights and preferences as between series, authority is hereby expressly granted to and vested in the Board of Directors at any time, or from time to time, to authorize the issue of Preferred Stock as Preferred Stock of one or more series and, in connection with the creation of each such series, to fix by resolution or resolutions providing for the issue of shares thereof the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania, in respect of the matters set forth in the following subdivisions (a) to (g), inclusive:

          (a) The designation of such series;

          (b) The dividend rate of such series;

          (c) The price at, and the terms and conditions on, which shares of such series may be redeemed, subject to the provisions of subdivision (e) of Section 3 of this Article;

          (d) The amounts payable upon shares of such series in the event of voluntary liquidation of the Company;

          (e) Subject to the limitations provided by law, whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series, and if so entitled, the amount of such fund, the manner of its application and the sinking fund redemption price;

           (f) Whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company, and, if made so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which, and all other terms and conditions upon which, such conversion or exchange may be made; and

          (g) Whether or not the shares of such series shall be entitled to other special rights in addition to those in this Article provided for, including, without limitation, restrictive provisions with respect to the issue of additional shares of stock of the same class or series or of any other class of the Company or of any subsidiary, restrictive provisions with respect to the payment of dividends upon, or the making of any other distribution in respect of, or the making of any purchase or redemption of, stock of any class of the Company or of any subsidiary, and the incurring of indebtedness, secured or unsecured, by the Company or by any subsidiary, and, if so, the nature thereof.

      The Board of Directors may from time to time authorize and direct by resolution or resolutions an increase in the number of shares of any series of Preferred Stock already created by specifying that any or all unissued shares of Preferred Stock shall be assigned to and included in such series and/or a decrease in the number of shares of any such series (but not below the number of shares thereof then outstanding) by specifying that any or all unissued shares of Preferred Stock previously assigned to such series shall no longer be included therein.

4-1/2% Cumulative Preferred Stock

     The series of the authorized shares of Preferred Stock of the par value of Fifty Dollars ($50) per share designated at 4-1/2% Cumulative Preferred Stock (hereinafter called "4-1/2% Preferred Stock"), of which 20,000 shares were issued and at one time outstanding, shall consist of 7,000 shares; and the shares of said series shall have, in addition to the rights and preferences granted by law and the other provisions of this Article, the following relative rights and preferences:

               (i) The dividend rate of the 4-1/2% Preferred Stock shall be four and one-half percent (4-1/2%) per share per annum, and no more, upon the par value thereof.

               (ii) The redemption price per share of the 4-1/2% Preferred Stock shall be $50 plus an amount equal to full cumulative dividends, as defined in Section 3(f) of this Article, thereon to the date fixed by the Board of Directors as the redemption date.

               (iii) In the event of any voluntary liquidation, dissolution or winding up of the Company, the holders of the 4-1/2% Preferred Stock shall be entitled to receive an amount equal to the redemption price specified in subsection (ii) above for every share thereof respectively held by them, before any distribution shall be made to the holders of the Common Stock.

               (iv) The 4-1/2% Preferred Stock shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series as follows:

               The 4-1/2% Preferred Stock shall be subject to redemption through the operation of a Sinking Fund hereinbelow provided for at the Sinking Fund redemption price which shall be $50 per share plus an amount equal to all accumulated and unpaid dividends thereon, whether or not earned or declared, to the date fixed for redemption.

      On or before March 25 in each year, if any 4-1/2% Preferred Stock remains outstanding or owned by the Company and if the amount in the Sinking Fund shall be less than the Sinking Fund redemption price of all outstanding 4-1/2% Preferred Stock (including 4-1/2% Preferred Stock owned by the Company) the Company shall, subject to the conditions hereinafter set forth, set aside a sum (hereinafter called "Sinking Fund Installment") in cash equal to the aggregate par value of 2-1/2% of the greatest number of shares of 4-1/2% Preferred Stock at any one time theretofore outstanding (including 4-1/2% Preferred Stock owned by the Company); provided, however, that such amount may be reduced, at the option of the Company, by the aggregate par value of such number of shares of 4-1/2% Preferred Stock theretofore acquired by the Company by purchase other than through the Sinking Fund or by voluntary redemption and not therefore used to reduce the amount of any Sinking Fund Installment or theretofore restored to the status of authorized and unissued Preferred Stock and classified as to series, as the Board of Directors shall specify by resolution. The Company may omit to set aside in any year such portion of any Sinking Fund Installment as shall be in excess of the net income of the Company for the immediately preceding fiscal year, determined in accordance with sound accounting practice, after deducting therefrom dividend requirements during such year on all outstanding Preferred Stock, and the Company shall not set aside any Sinking Fund Installment unless full cumulative dividends on the Preferred Stock to the end of the then current dividend period shall have been paid or declared and set apart for payment. If, however, the Company shall omit to set aside the full amount of any Sinking Fund Installment owing to any deficiency in net income as above provided, or if for any other reason (including the fact that dividends have not been provided for) the Company shall fail to set aside on or before the date due the full amount of any Sinking Fund Installment, or if the Company shall fail to apply amounts in the Sinking Fund as herein provided, the Company shall be deemed to be in arrears in connection with its Sinking Fund obligations in respect of the 4-1/2% Preferred Stock until such time as the full amount which the Company shall have omitted or failed to set aside shall have been set aside and applied as herein provided.

      From each Sinking Fund Installment, together with all amounts from prior installments not theretofore applied to the purchase or redemption of 4-1/2% Preferred Stock, the Company shall use its best efforts to purchase, from time to time, in the open market, on any stock exchange or at private sale, as the Board of Directors may determine, and at the lowest available price (not exceeding the Sinking Fund redemption price) such number of outstanding shares of 4-1/2% Preferred Stock as the amount then in the Sinking Fund shall be sufficient to purchase, as nearly as may be. On July 1 of each year, if the unexpended balance in the Sinking Fund shall be sufficient to redeem one hundred or more shares of 4-1/2% Preferred Stock (or less than one hundred shares if the Company so desires) the Company shall apply such unexpended balance to the redemption on August 1 of such year of such number of outstanding shares of 4-1/2% Preferred Stock at the Sinking Fund redemption price as said balance shall be sufficient to redeem, as nearly as may be. Any such redemption shall be accomplished in the manner and with the effect provided in Section 3(e) of this Article.

               (v) The 4-1/2% Preferred Stock shall not be convertible.

               (vi) So long as any shares of 4-1/2% Preferred Stock shall be outstanding, the Company shall not create, assume or guarantee or permit any subsidiary to create, assume or guarantee at any one time or from time to time any funded debt in excess of $36,000,000 at any one time outstanding (except any purchase money mortgage upon property acquired after January 1, 1947, and any mortgage to which such property may be subject at the time of its acquisition) unless notice of the intention of the Company to create, assume or guarantee such funded debt shall be given to the holders of the 4-1/2% Preferred Stock and a meeting of said shareholders called upon thirty days' written notice or on such longer notice as may be provided by law. At said meeting the holders of 4-1/2% Preferred Stock shall vote for or against the creation, assumption or guaranty of such proposed funded debt and the negative vote of the holders of forty percent (40%) of the 4-1/2% Preferred Stock then outstanding shall absolutely prevent the creation, assumption or guaranty of any such funded debt by the Company.

4-5/8% Cumulative Preferred Stock, Series of 1955

     The series of the authorized shares of Preferred Stock of the par value of Fifty Dollars ($50) per share designated as 4-5/8% Cumulative Preferred Stock, Series of 1955 (hereinafter called "Preferred Stock, Series of 1955"), of which 40,000 shares were issued and at one time outstanding, shall consist of 21,000 shares; and the shares of said series shall have, in addition to the rights and preferences granted by law and the other provisions of this Article, the following relative rights and preferences:

               (i) The dividend rate of the Preferred Stock, Series of 1955, shall be four and five-eighths percent (4-5/8%) per share per annum, and no more, upon the par value thereof.

               (ii) The redemption price per share of the Preferred Stock, Series of 1955, shall be $50.75 plus an amount equal to full cumulative dividends, as defined in Section 3(f) of this Article, thereon to the date fixed by the Board of Directors as the redemption date.

               (iii) In the event of any voluntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock, Series of 1955, shall be entitled to receive an amount equal to the redemption price specified in subsection (ii) above for every share thereof respectively held by them, before any distribution shall be made to the holders of the Common Stock.

               (iv) The Preferred Stock, Series of 1955, shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series as follows:

       The Preferred Stock, Series of 1955, shall be subject to redemption through the operation of a Sinking Fund for the Preferred Stock, Series of 1955, herein below provided for at the Sinking Fund redemption price which shall be $50 per share plus an amount equal to all accumulated and unpaid dividends thereon, whether or not earned or declared, to the date fixed for redemption.

       On or before March 25 in each year, if any Preferred Stock, Series of 1955, remains outstanding or owned by the Company and if the amount in the Sinking Fund shall be less than the Sinking Fund redemption price of all outstanding Preferred Stock, Series of 1955 (including Preferred Stock, Series of 1955, owned by the Company), the Company shall, subject to the conditions hereinafter set forth, set aside a sum (hereinafter called "Sinking Fund Installment") in cash equal to the aggregate par value of 2-1/2% of the greatest number of shares of Preferred Stock, Series of 1955, at any one time  heretofore outstanding (including Preferred Stock, Series of 1955, owned by the Company); provided, however, that any such amount may be reduced, at the option of the Company, by the aggregate par value of such number of shares of Preferred Stock, Series of 1955, theretofore acquired by the Company by purchase other than through the Sinking Fund or by voluntary redemption and not therefore used to reduce the amount of any Sinking Fund Installment or theretofore restored to the status of authorized and unissued Preferred Stock and classified as to series, as the Board of Directors shall specify by resolution. The Company may omit to set aside in any year such portion of any Sinking Fund Installment as shall be in excess of the net income of the Company for the immediately preceding fiscal year, determined in accordance with sound accounting practice, after deducting therefrom dividend requirements during such year on all outstanding Preferred Stock, and the Company shall not set aside any Sinking Fund Installment unless full cumulative dividends on all outstanding Preferred Stock to the end of the then current dividend period shall have been paid or declared and set apart for payment. If, however, the Company shall omit to set aside the full amount of any Sinking Fund Installment owing to any deficiency in net income as above provided, or if for any other reason (including the fact that dividends have not been provided for) the Company shall fail to set aside on or before the date due the full amount of any Sinking Fund Installment, or if the Company shall fail to apply amounts in the Sinking Fund as herein provided, the Company shall be deemed to be in arrears in connection with its Sinking Fund obligations in respect of the Preferred Stock, Series of 1955, until such time as the full amount which the Company shall have omitted or failed to set aside shall have been set aside and applied as herein provided.

     From each Sinking Fund Installment, together with all amounts from prior installments not theretofore applied to the purchase or redemption of Preferred Stock, Series of 1955, the Company shall use its best efforts to purchase, from time to time, in the open market, on any stock exchange or at private sale, as the Board of Directors may determine, and at the lowest available price (not exceeding the Sinking Fund redemption price) such number of outstanding shares of Preferred Stock, Series of 1955, as the amount then in the Sinking Fund shall be sufficient to purchase, as nearly as may be. On July 1 of each year, if the unexpended balance in the Sinking Fund shall be sufficient to redeem one hundred or more shares of Preferred Stock, Series of 1955, (or less than one hundred shares if the Company so desires) the Company shall apply such unexpended balance to the redemption on August 1 of such year of such number of outstanding shares of Preferred Stock, Series of 1955, at the Sinking Fund redemption price as said balance shall be sufficient to redeem, as nearly as may be. Any such redemption shall be accomplished in the manner and with the effect provided in Section 3(e) of this Article.

                (v) The Preferred Stock, Series of 1955, shall not be convertible.

               (vi) The Preferred Stock, Series of 1955, shall be entitled to no other special rights in addition to those provided herein and in the other provisions of this Article.

     3. (a) The holders of shares of Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate for such series fixed in Section 2 of this Article or fixed by resolution or resolutions as provided in Section 2 of this Article and no more, payable quarterly on the first days of February, May, August and November in each year (the quarterly periods ending on the first days of such months, respectively, being herein designated as dividend periods), in each case from the date of cumulation, as hereinafter in subdivision (f) of this Section 3 defined, of such series. Such dividends shall be cumulative (whether or not in any dividend period or periods there shall be net profits or net assets of the Company legally available for the payment of such dividends), so that if at any time full cumulative dividends upon the outstanding Preferred Stock of all series to the end of the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be fully paid, but without interest, either by redemption and the payment or deposit, as provided in subdivision (e) hereof, of the redemption price thereof or by dividends in the amount of such deficiency paid or declared and set apart for payment on each such series, before any sum or sums shall be set aside for or applied to the purchase or redemption of Preferred Stock of any series, Common Stock or any other class of stock ranking junior to the Preferred Stock and before any dividend shall be paid or declared or any other distribution ordered or made upon the Common Stock or any other class of stock ranking junior to the Preferred Stock, provided that any moneys theretofore set aside for any sinking fund provided for in Section 2 of this Article or by resolution or resolutions as provided in Section 2 of this Article may be applied to the purchase or redemption of the Preferred Stock in accordance with the terms of Section 2 of this Article or in accordance with the terms of such resolution or resolutions.

     All dividends declared on the Preferred Stock of the respective series outstanding shall be declared pro rata, so that the amounts of dividends declared per share on the Preferred Stock of different series shall in all cases bear to each other the same ratio that full cumulative dividends on such respective series bear to each other.

          (b) After full cumulative dividends to the end of the then current dividend period upon the outstanding Preferred Stock of all series shall have been paid or declared and set apart for payment, and before any sum or sums shall be set aside for, or applied to, the purchase of Common Stock or any other class of stock ranking junior to the Preferred Stock and before any dividend shall be paid or declared or any other distribution ordered or made upon the Common Stock or any other class of stock ranking junior to the Preferred Stock, the Company shall set aside as a sinking fund, when and as required, out of any funds legally available for that purpose, in respect of each series of Preferred

Stock any shares of which shall at the time be outstanding and in respect of which a sinking fund for the purchase or redemption thereof has been provided for in Section 2 of this Article or by resolution or resolutions as provided in Section 2 of this Article, the sum or sums required by the terms of Section 2 of this Article or by the terms of such resolution or resolutions as a sinking fund to be applied in the manner specified therein.

     Preferred Stock of any series purchased or redeemed by the use of sinking fund moneys or purchased or redeemed otherwise than by the use of sinking fund moneys and applied by the Company as a credit against sinking fund payments, shall be cancelled and shall not be reissued.

          (c) After full cumulative dividends to the end of the then current dividend period upon the Preferred Stock of all series then outstanding shall have been paid or declared and set apart for payment, and after the Company shall have complied with the provisions of the foregoing subdivision (b) of this Section 3 in respect of any and all amounts then or theretofore required to be set aside or applied in respect of any sinking fund mentioned in said subdivision (b), then and not otherwise, the holders of the Common Stock shall, subject to the provisions of this Article and of any resolution providing for the issue of any series of the Preferred Stock, be entitled to receive such dividends as may be declared by the Board of Directors.

          (d) In the event of any liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock of each series then outstanding shall be entitled to receive out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution of the assets shall be made to the holders of the Common Stock or any other class of stock ranking junior to the Preferred Stock, if such liquidation, dissolution or winding up shall be involuntary, the sum of $50 for every share of their holdings of Preferred Stock of such series plus full cumulative dividends thereon to the date of final distribution, and if such liquidation, dissolution or winding up shall be voluntary, the amount fixed in Section 2 of this Article or fixed by resolution or resolutions as provided in Section 2 of this Article for every share of their holdings of Preferred Stock of such series; and in the event of any such distribution of assets, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, to share ratably in all assets of the Company thereafter remaining according to the number of shares of the Common Stock held by them respectively. If upon any liquidation, dissolution or winding up of the Company the amounts payable on or with respect to the Preferred Stock of all series are not paid in full, the holders of shares of Preferred Stock of all series shall share ratably in any distribution of assets in proportion to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to the Preferred Stock of all series were paid in full. Neither the merger or consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company, nor a sale or lease of all or substantially all the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company.

          (e) The Preferred Stock of all series, or of any series thereof, or any part of any series thereof, at any time outstanding, may be redeemed by the Company, at its election expressed by resolution of the Board of Directors, at any time or from time to time (which time, when fixed in each case, is hereinafter called the "redemption date"), upon not less than thirty (30) days' previous notice to the holders of record of the Preferred Stock to be redeemed, given by mail in such manner as may be prescribed by resolution or resolutions of the Board of Directors, at the redemption price or prices fixed in Section 2 of this Article or fixed by resolution or resolutions as provided in Section 2 of this Article for the Preferred Stock to be redeemed. If less than all the outstanding shares of the Preferred Stock of any series is to be redeemed, the redemption may be made either by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors. The Company may, if it so elects, provide moneys for the payment of the redemption price by depositing the amount thereof, after notice of redemption has first been mailed, for the account of the holders of Preferred Stock entitled thereto with a bank or trust company doing business in the City of Philadelphia, Pennsylvania, or in the Borough of Manhattan, in the City of New York, and having capital and surplus of at least Five Million Dollars ($5,000,000) (the date of any such deposit being hereinafter called the "date of deposit"). In such event, the notice of redemption shall include a statement of the date of deposit and the name and address of the bank or trust company with which the deposit will be made. From and after the redemption date (unless default shall be made by the Company in providing moneys for the payment of the redemption price), or, if the Company shall make such deposit on or before the date specified therefor in the notice, then on and after the date of deposit, all rights of the holders thereof as stockholders of the Company shall cease and terminate, except the right to receive the redemption price as hereinafter provided and except any conversion rights not theretofore expired. Anything herein or in any resolution providing for the issue of any series of the Preferred Stock to the contrary notwithstanding, said redemption price shall include an amount equal to full cumulative dividends on the Preferred Stock to be redeemed to the redemption date thereof, and the Company shall not be required to declare or pay on such Preferred Stock to be redeemed, and the holders thereof shall not be entitled to receive, any dividends in addition to those thus reflected in the redemption price; provided, however, that the Company may pay in regular course any dividends thus reflected in the redemption price either to the holders of record on the record date fixed for determination of stockholders entitled to receive such dividends (in which event, anything herein to the contrary notwithstanding, the amount so deposited need not include any dividends so paid or to be paid), or as part of the redemption price upon surrender of the certificates for the shares redeemed. On and after the redemption date, or, if the Company shall elect to deposit the moneys for such redemption as herein provided, then on and after the date of deposit, the holders of record of the Preferred Stock to be redeemed shall be entitled to receive the redemption price upon actual delivery to the Company or, in the event of such a deposit, to the bank or trust company with which such deposit is made, of certificates for the number of shares to be redeemed (such certificates, if required, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank). Any moneys so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of six (6) years after the redemption date shall be paid by such bank or trust company to the Company; provided, however, that all moneys so deposited, which shall not be required for such redemption because of the exercise of any right of conversion or exchange, shall be returned to the Company forthwith. Any interest accrued on moneys so deposited shall be paid to the Company from time to time.  Preferred Stock redeemed pursuant to the provisions of this subdivision (e) shall be cancelled and shall not be reissued.

          (f) The term "full cumulative dividends" whenever used in this Article with reference to any share of any series of the Preferred Stock shall be deemed to mean (whether or not in any dividend period, or any part thereof, in respect of which such term is used there shall have been net profits or net assets of the Company legally available for the payment of such dividends) that amount which shall be obtained by multiplying the full dividend rate for such series fixed in Section 2 of this Article or fixed by resolution or resolutions as provided in Section 2 of this Article by the period of time elapsed from the date of cumulation of such series to the date as of which full cumulative dividends are to be computed (including the elapsed portion of the current dividend period), less the amount of all dividends paid, or deemed paid upon such share.

     The term "date of cumulation" as used in this Article with reference to any series of the Preferred Stock shall be deemed to mean the February 1, May 1, August 1 or  November 1 on which, or next preceding the date on which, shares of Preferred Stock of such series shall first be issued.

     In the event of the issue of additional Preferred Stock of any then existing series, all dividends paid on Preferred Stock of such series prior to the issue of such additional Preferred Stock, and all dividends declared and payable to holders of Preferred Stock of such series of record on any date prior to such additional issue, shall be deemed to have been paid on the additional Preferred Stock so issued.

     The term "stock ranking junior to the Preferred Stock", whenever used in this Article, shall mean any stock of the Company over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any dissolution, liquidation or winding up of the Company.

          (g) Except as otherwise required by the statutes of the Commonwealth of Pennsylvania and as otherwise provided in this Article, and subject to the provisions of the by-laws of the Company, as from time to time amended, with respect to the closing of the transfer books and the fixing of a record date for the determination of stockholders entitled to vote, the holders of the Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, and the holders of the Preferred Stock shall have no voting power and shall not be entitled to any notice of any meeting of stockholders.

     Provided, however, that if and whenever a default in preferred dividends, as hereinafter defined, shall exist, the holders of the outstanding Preferred Stock, voting separately as a class, shall have the right to elect two directors at the annual meeting of stockholders of the Company for the election of directors next succeeding the occurrence of such default, and at each such annual meeting thereafter so long and only so long as such default shall exist. The term of office of each such director elected by the holders of the Preferred Stock as aforesaid shall continue until the next annual meeting of stockholders of the Company for the election of directors, notwithstanding that prior to the end of such term the default in preferred dividends shall cease to exist. If, prior to the end of such term, a vacancy in the office of such director shall occur by reason of his death, resignation, removal or disability, or for any other cause, such vacancy shall be filed for the remainder of the term in the manner provided in the by-laws of the Company; provided, that, if such vacancy shall be filled by election by the stockholders at a meeting thereof, the holders of the then outstanding Preferred Stock, voting separately as a class, shall have the right to fill such vacancy for the remainder of the term, unless at the time of such election o default in preferred dividends shall exist. At any meeting of stockholders at which the holders of Preferred Stock shall be entitled to vote for the election of a director or directors as aforesaid, the holders of twenty-five percent (25%) of the then outstanding Preferred Stock present in person or by proxy shall be sufficient to constitute a quorum for the election of such director or directors and for no other purpose, and the vote of the holders of a majority of the Preferred Stock so present at such meeting at which there shall be a quorum, shall be sufficient to elect such director or directors. For the purposes of this subdivision (g), a default in preferred dividends shall be deemed to have occurred whenever, on any dividend payment date, the amount of unpaid full cumulative dividends upon any series of the Preferred Stock shall be equivalent to eight (8) quarterly dividends thereon or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, full cumulative dividends on all shares of Preferred Stock then outstanding of each and every series, to the end of the last preceding dividend period, shall have been paid. Nothing herein contained shall be deemed to prevent an amendment of the by-laws of the Company, in the manner therein provided, which shall increase the number of directors of the Company or to prevent any other change in the number of directors of the Company.

          (h) So long as any shares of the Preferred Stock of any series shall be outstanding, the Company shall not without the consent given by resolution adopted at a meeting duly called for that purpose of the holders of record of at least two-thirds of the number of shares of the Preferred Stock of all series then outstanding:

               (1) alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions thereof, of the Preferred Stock or of any series thereof in any material respect prejudicial to the holders thereof;

               (2) create any new class of stock having preference over the Preferred Stock as to dividends or assets, or create any obligation or security of the Company convertible into shares of stock of any class having such preference over the Preferred Stock;

               (3) sell, transfer or lease all, or substantially all, the assets of the Company unless as a part of such transaction or prior thereto the Preferred Stock of all series shall be retired or called for redemption and the necessary funds therefor deposited as provided in subdivision (e) hereof; or

               (4) effect a statutory merger or consolidation of or with any other corporation or corporations; provided that such consent shall not be necessary if as a result of such merger or consolidation (A) the Company shall be the surviving corporation and the Preferred Stock then outstanding shall continue to be outstanding, there shall be no alteration or change in the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions thereof, in any material respect prejudicial to the holders thereof, there shall be no increase in the authorized number of shares of Preferred Stock, and there shall not be created any new class of stock having preference over, or being on a parity with, the Preferred Stock as to dividends or assets, or (B) if the Company shall not be the surviving corporation, the shares of the Preferred Stock of each series then outstanding shall be converted into, or be exchangeable for, a like number of shares of preferred stock of the surviving corporation which preferred stock shall have substantially the same designations, powers, preferences and rights, and qualifications, limitations or restrictions thereof, as the Preferred Stock of such series, and there shall not be outstanding or created any class of stock of the surviving corporation having preference over, or being on a parity with, such preferred stock as to dividends or assets.

               (i) So long as any shares of the Preferred Stock of any series shall be outstanding, the Company shall not, without the consent given by resolution adopted at a meeting duly called for that purpose of the holders of record of at least a majority of the number of shares of the Preferred Stock of all series then outstanding, increase the authorized number of shares of the Preferred Stock or create any new class of stock which shall be on a parity with the Preferred Stock as to dividends or assets, or create any obligation or security of the Company convertible into shares of stock of any class which shall be on a parity with the Preferred Stock as to dividends or assets.

     The holders of the Preferred Stock shall not be entitled to subscribe to any increased issue of the Preferred Stock or the Common Stock unless such privilege is provided for by resolution of the holders of the Common Stock and the Board of Directors of the Company.

     Anything in this Article hereof or in any resolution or resolutions providing for the issue of Preferred Stock of any series contained to the contrary notwithstanding, dividends upon shares of stock of any class of the Company shall be payable only out of unreserved and unrestricted earned surplus of the Company legally available for dividends, and the rights of the holders of all classes of stock of the Company in respect of the payment of dividends shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and to make such other provisions, if any, as said Board shall deem to be necessary or advisable for working capital, for additions and improvements to plant and equipment, for expansion of the Company's business (including the acquisition of real and personal property for that purpose) or for any other proper purpose of the Company.

COMMON STOCK

     The holders of Common Stock shall have no preemptive rights and the Company shall have the right to issue any shares of its capital stock, option rights or securities having conversion or option rights without first offering such shares, rights or securities to the holders of the Common Stock.

/s/ Linda M. Levans

Linda M. Levans

Assistant Secretary

March 28, 2013